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                                    FORM 8-K



                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 17, 2001



                           DUSA PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)


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  NEW JERSEY                         0-19777                    22-3103129
   (State or other                                              (IRS Employer
   jurisdiction of                  (Commission                 Identification
   incorporation)                    File Number)               Number)
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                                 25 UPTON DRIVE
                         WILMINGTON, MASSACHUSETTS 01887
          (Address of principal executive offices, including ZIP code)

                                 (978) 657-7500
              (Registrant's telephone number, including area code)
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ITEM 5.  OTHER EVENTS.

The Registrant, DUSA Pharmaceuticals, Inc. ("DUSA") reports that it held a conference call today to update its shareholders on the company's research and development program advancements, particularly that the United States Food and Drug Administration completed its review of three Investigational New Drug applications allowing initiation of clinical trials using LEVULAN(R) Photodynamic Therapy ("PDT") for the treatment of onychomycosis (nail fungus), warts, and Barrett's esophagus. In addition, the Company reported that independent investigators have reported positive long-term results in a pilot study using LEVULAN(R) PDT following balloon angioplasty to inhibit arterial restenosis.

Except for historical information, this report and exhibit contain certain forward-looking statements that involve known and unknown risks and uncertainties, which may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the statements made. These forward-looking statements relate to beliefs regarding confirmation of feasibility of LEVULAN(R) PDT programs and that continued progress will add value to the Company; expectations concerning the conduct, goals, enrollment rates and results of clinical trials; and intention to begin new trials. Such risks and uncertainties include, but are not limited to, regulatory requirements, results of clinical trials, development and supply of light devices, market risks, and other risks identified in DUSA's SEC filings from time to time.


ITEM 7. FINANCIAL STATEMENTS AND OTHER EXHIBITS.

         (c) Exhibits.

         [99] Press Release dated July 17, 2001.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          DUSA PHARMACEUTICALS, INC.



Dated: July 17, 2001                      By: /s/ D. Geoffrey Shulman
                                              --------------------------------
                                          D. Geoffrey Shulman, MD, FRCPC
                                          President, Chief Executive Officer